As filed with the Securities and Exchange Commission on April 2, 2010
Registration File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________

OPHTHALMIC IMAGING SYSTEMS
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	94-3035367 (I.R.S. Employer Identification No.)

221 Lathrop Way, Suite I Sacramento, CA (Address of Principal Executive Offices)	95815 (Zip Code)

2009 STOCK OPTION PLAN
(Full title of the plan)

Ariel Shenhar, Chief Financial Officer
(Name and address of agent for service)

(916) 646-2020
(Telephone number, including area code, of agent for service)

with a copy to:

Henry I. Rothman, Esq.
Troutman Sanders, LLP
The Chrysler Building
405 Lexington Avenue
New York, New York  10174
(212) 704-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value	149,333 shares(2)	$0.55(3)	82,133	$5.86
Common Stock, no par value	580,426 shares(2)	$0.65(3)	377,277	$26.90
Common Stock, no par value	20,241 shares(4)	$1.15(5)	$23,277	$1.66
TOTAL	750,000 shares			$34.42

(1)
Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers such indeterminate number of shares of Common Stock as may be issued resulting from stock splits, stock dividends or similar transactions. All such shares of Common Stock are subject to the reoffer prospectus included herein and are registered for offer and sale hereunder.

(2)	Represents shares underlying options already granted under the registrant’s 2009 Stock Option Plan.

(3)	Calculated solely for the purpose of computing the registration fee pursuant to Rules 457(c) and (h) of the Securities Act on the basis of the exercise price of the outstanding options.

(4)	Shares underlying options to be granted under the registrant’s 2009 Stock Option Plan.

(5)
Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rules 457(c) and 457(h), based on the last sale price reported of the registrant’s Common Stock on March 31, 2010.

EXPLANATORY NOTE

This registration statement contains two parts. The first part contains a “reoffer prospectus” prepared in accordance with the requirements of Part I of Form S-3 (as permitted by Section C.1. of the General Instructions to Form S-8).  The reoffer prospectus may be utilized for reoffering and resales of shares of our common stock, no par value, deemed “control securities” (as defined in General Instruction C.1(a) to Form S-8) acquired pursuant to our Plan, in each case by an “affiliate” of us. The inclusion of any individual in the selling shareholder table of the reoffer prospectus should not be deemed a determination or an admission by us that such individual is in fact an affiliate of us.  The second part contains information required to be included in this registration statement pursuant to Part II of Form S-8.  Pursuant to the introductory note to Part I of Form S-8, the plan information specified by Part I of Form S-8 is not required to be filed with the Securities and Exchange Commission (the “SEC”).

Reoffer Prospectus

OPHTHALMIC IMAGING SYSTEMS

729,759 Shares of Common Stock

This prospectus relates to the reoffer and resale by certain selling shareholders of shares of our common stock, no par value, that have been granted by us to the selling shareholders under the Ophthalmic Imaging Systems’ 2009 Stock Option Plan (the “2009 Plan”) or have been or may be issued by us to the selling shareholders upon the exercise of stock options granted under the 2009 Plan.

We will not receive any of the proceeds from sales of the shares by any of the selling shareholders. The shares may be offered from time to time by any or all of the selling shareholders (and their donees and pledgees) through ordinary brokerage transactions, in negotiated transactions or in other transactions at such prices they may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution” beginning on page 10. All costs, expenses and fees in connection with the registration of the shares will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling shareholders (or their donees and pledgees).

Our common stock is traded on the OTC Bulletin Board under the symbol “OISI.OB.” On March 31, 2010, the closing price of our common stock was $1.15 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 2 to read about certain risks you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Our principal executive offices are located at 221 Lathrop Way, Suite I, Sacramento, California 95815. Our telephone number is (916) 646-2020.

The date of this prospectus is April  2, 2010

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling shareholders are prohibited from making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus and does not contain all of the information necessary to your investment decision. To understand this offering fully, you should carefully read the entire prospectus, especially the risks of investing in our common stock discussed under “Risk Factors.”

Our Company

We are engaged in the business of designing, developing, manufacturing and marketing digital imaging systems, image enhancement and analysis software and informatics solutions for use by medical practitioners primarily in the ocular health field. Our products are used for a variety of standard diagnostic test procedures performed in most eye care practices. Since our inception, we have developed products that have addressed primarily the needs of the ophthalmic angiography markets, both fluorescein and indocyanine green. The current flagship products in our angiography line are our WinStation digital imaging systems. These WinStation products are targeted primarily at retinal specialists and general ophthalmologists in the diagnosis and treatment of retinal diseases and other ocular pathologies. See “Description of Business” for more information.

The Offering

Shares of common stock outstanding before the offering	26,500,059 (1)
Shares of common stock offered by the Selling Security holders	729,759
Shares of common stock to be outstanding after the offering	26,500,059
Use of Proceeds
We will not receive any proceeds from the sale of the shares of common stock by the selling security holders.  We may receive proceeds in connection with the exercise of options whose underlying shares may be sold in this Offering.

Risk Factors	You should read the "Risk Factors" section beginning on page 2, as well as other cautionary statements throughout this prospectus, before investing in shares of our common stock.
OTC Bulletin Board Symbol	OISI.OB

(1)	As of March 31, 2010 and does not include shares of common stock issuable upon exercise of outstanding options or conversion of outstanding warrants or other outstanding convertible securities.

Forward-Looking Statements

We make forward-looking statements in this registration statement, in other materials we file with the Securities and Exchange Commission (the “SEC”) or otherwise release to the public, and on our website. In addition, our senior management might make forward-looking statements orally to analysts, investors, the media and others. Statements concerning our future operations, prospects, strategies, financial condition, future economic performance (including growth and earnings) and demand for our products and services, and other statements of our plans, beliefs, or expectations, regarding our future plans, strategies and expectations are forward-looking statements. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions.  You are cautioned not to place undue reliance on these forward-looking statements because these forward-looking statements are not guarantees of future performance and are subject to various assumptions, risks, and other factors that could cause actual results to differ materially from those suggested by these forward-looking statements. Thus, our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.

Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in: economic conditions generally and the medical instruments market specifically, legislative or regulatory changes that affect our business, including changes in healthcare regulation, the availability of working capital, the introduction of competing products, and other risk factors described herein. These risks and uncertainties, together with the other risks described from time -to -time in reports and documents that we filed with the SEC should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Indeed, it is likely that some of our assumptions will prove to be incorrect. Our actual results and financial position will vary from those projected or implied in the forward-looking statements and the variances may be material. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Risk Factors

An investment in our common stock involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following risk factors before deciding to invest in shares of our common stock. If any of the following risks actually occurs, it is likely that our business, financial condition and operating results would be harmed. As a result, the trading price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to Our Business

Current economic conditions may adversely affect our industry, business, financial position and results of operations and could cause the market value of our common stock to decline.

The global economy is currently undergoing a period of unprecedented volatility and the future economic environment may continue to be less favorable than that of recent years. It is uncertain how long the economic downturn that the U.S. economy has entered will last. The economic downturn has resulted in, and could lead to, further reduced spending specifically related to physicians’ equipment and software. Our products require a large initial outlay of funds, which physicians in the current economic climate are hesitant to do. Also, the credit markets are currently experiencing unprecedented contraction. If current pressures on credit continue or worsen, future debt financing may not be available to us when required or may not be available on acceptable terms, and as a result we may be unable to grow our business, take advantage of business opportunities, respond to competitive pressures or satisfy our obligations under our indebtedness.

If we are unable to obtain additional capital, we may be required to eliminate certain operations.

Our operations require substantial funds for, among other things, continuing research and development and manufacturing and marketing of our existing products. We may need to seek additional capital, possibly through public or private sales of our securities in order to fund our operations. However, we may not be able to obtain additional funding in sufficient amounts or on acceptable terms when needed. Insufficient funds may require us to delay, scale back or eliminate certain or all of our research and development programs or license from third parties products or technologies that we would otherwise seek to develop ourselves. Any of these may adversely affect our continued operations.

If we fail to develop and successfully introduce new and enhanced products that address rapid technological changes in our markets and meet the needs of our customers, our business may be harmed.

Our industry is characterized by extensive research and development, rapid technological change, frequent innovations and new product introductions, changes in customer requirements and evolving industry standards. Demand for our products could be significantly diminished by new technologies or products that replace them or render them obsolete, which would have a material adverse effect on our business, financial condition and results of operations.

Our future success depends on our ability to anticipate our customers’ needs and develop products that address those needs. This will require us to design, develop, manufacture, assemble, test, market and support new products and enhancements on a timely and cost-effective basis. We have incurred substantial research and development expenditures in the past and plan to continue to do so in the future. Over the last three fiscal years, our research and development expenses have been in the range of 18% to 21% of our net revenues. Although we have spent considerable resources on research and development, we may still be unable to introduce new products or, if we do introduce a new product, such product or products may not achieve sufficient market acceptance. Failure to successfully identify new product opportunities and develop and bring new products to market in a timely and cost effective manner may lead to a reduction in sales and adversely affect our business.

The markets in which we sell our products are intensely competitive and increased competition could cause reduced sales levels, reduced gross margins or loss of market share.

Competition for products that diagnose and evaluate eye disease is intense and is expected to increase. Although we continue to work on developing new and improved products, many companies are engaged in research and development of new devices and alternative methods to diagnose and evaluate eye disease. Many of our competitors and potential competitors have substantially greater financial, manufacturing, marketing, distribution and technical resources than us. Any business combinations or mergers among our competitors, forming larger competitors with greater resources, or the acquisition of a competitor by a major medical or technology corporation seeking to enter this business, could result in increased competition. Introduction of new devices and alternative methods could hinder our ability to compete effectively and could have a material adverse effect on our business, financial condition and results of operations.

We may experience a decline in the selling prices of our products as competition increases, which could adversely affect our operating results.

As competing products become more widely available, the average selling price of our products may decrease. Trends toward managed care, health care, cost containment and other changes in government and private sector initiatives in the United States and other countries in which we do business are placing increased emphasis on the delivery of more cost-effective medical therapies which could adversely affect prices of our products. If we are unable to offset the anticipated decrease in our average selling prices by increasing our sales volumes, our net sales will decline. To compete we must continue to reduce the cost of our products. Further, as average selling prices of our current products decline, we must develop and introduce new products and product enhancements with higher margins. If we cannot maintain our net sales and gross margins, our operating results could be seriously harmed, particularly if the average selling prices of our products decreases significantly.

Our products are subject to U.S., E.U. and international medical regulations and controls, which impose substantial financial costs on us and which can prevent or delay the introduction of new products.

Our ability to sell our products is subject to various federal, state and international rules and regulations. In the United States, we are subject to inspection and market surveillance by the FDA, to determine compliance with regulatory requirements. The regulatory process is costly, lengthy and uncertain. Any delays in obtaining or failure to obtain regulatory approval of any of our products could cause a loss of sales or incurrence of additional expenses, which could adversely affect our business.

The purchase of AcerMed software and the formation of Abraxas may not generate any significant future revenue for us.

In January 2008, we purchased substantially all of the assets of AcerMed, Inc., a leading software developer for Electronic Medical Records (EMR) and Practice Management software. Through the acquisition, we gained the rights to software applications that automate the clinical, administrative, and the financial operations of a medical office. Due to the acquisition of Abraxas, NextGen Healthcare Information Systems, Inc., a supplier of EMR and PM software, chose to discontinue its relationship with OIS. Long sales cycles, new sales training requirements and potential resistance to the initial high cost of the software may be among the factors contributing to us not being successful in selling these products.

The purchase of substantially all the assets of MediVision may not generate any significant future revenue for us.

On October 21, 2009 we purchased substantially all the assets of MediVision. Such assets included the European operations which consisted of MediVision’s business as conducted by CCS Pawlowski GmbH, its branch office in Belgium, certain agreements under which MediVision contracted with third parties for distribution and other services, and rights to intellectual property which resulted from MediVision’s research and development activities performed in Israel.  We may experience difficulty integrating MediVision’s operations with our own and we may have challenges in achieving strategic objectives and other benefits expected from the MediVision Asset Purchase.  Such difficulties may divert our attention and resources from our operations and other initiatives, potentially impair the acquired assets or result in the potential loss of key employees of MediVision.

Our international sales are a growing portion of our business; accordingly, we may increasingly become subject to the risks of doing business in foreign countries.

Our international business exposes us to certain unique and potentially greater risks than our domestic business and our exposure to such risks may increase if our international business continues to grow, as we anticipate. Our international business is sensitive to changes in the priorities and budgets of international customers, which may be driven by changes in worldwide economic conditions and regional and local economic factors.

Our international sales are also subject to local government laws and regulations and practices which may differ from U.S. Government regulation, including regulations relating to import-export control, investments, exchange controls and varying currency and economic risks.  We are also exposed to risks associated with using foreign representatives and consultants for international sales and operations and teaming with international consultants and partners in connection with international operations. As a result of these factors, we could incur losses on such operations which could negatively impact our results of operations and financial condition.

We depend on skilled personnel to effectively operate our business in a rapidly changing market, and if we are unable to retain existing or hire additional personnel, our ability to develop and sell our products could be harmed.

Our success depends to a significant extent upon the continued service of our key senior management, sales and technical personnel, any of whom could be difficult to replace. Competition for qualified employees is intense, and our business could be adversely affected by the loss of the services of any of our existing key personnel. We cannot assure that we will continue to be successful in hiring and retaining properly trained personnel. Our inability to attract, retain, motivate and train qualified new personnel could have a material adverse effect on our business.

We may not be able to protect our proprietary technology, which could adversely affect our competitive advantage.

We rely on a combination of patent, copyright, trademark and trade secret laws, non-disclosure and confidentiality agreements and other restrictions on disclosure to protect our intellectual property rights. We cannot assure that our patent applications will be approved, any patents that may be issued will protect our intellectual property, any issued patents will not be challenged by third parties or any patents held by us will not be found by a judicial authority to be invalid or unenforceable. Other parties may independently develop similar or competing technology or design around any patents that may be issued to or held by us. We cannot be certain that the steps we have taken will prevent the misappropriation of our intellectual property, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. Moreover, if we lose any key personnel, we may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by those former employees.

The long sales cycles for our products may cause us to incur significant expenses without offsetting revenues.

Customers typically expend significant effort in evaluating, testing and qualifying our products before making a decision to purchase them, resulting in a lengthy initial sales cycle. While our customers are evaluating our products we may incur substantial sales, marketing and research and development expenses to customize our products to the customer’s needs. We may also expend significant management efforts, increase manufacturing capacity and order long-lead-time components or materials. Even after this evaluation process, a potential customer may not purchase our products. As a result, these long sales cycles may cause us to incur significant expenses without ever receiving revenue to offset those expenses.

If we fail to accurately forecast components and materials requirements for our products, we could incur additional costs and significant delays in shipments, which could result in the loss of customers.

We must accurately predict both the demand for our products and the lead times required to obtain the necessary components and materials. Lead times for components and materials that we order vary significantly and depend on factors including the specific supplier requirements, the size of the order, contract terms and current market demand for components. If we overestimate our component and material requirements, we may have excess inventory, which would increase our costs, impair our available liquidity and could have a material adverse effect on our business, operating results and financial condition. If we underestimate our component and material requirements, we may have inadequate inventory, which could interrupt and delay delivery of our products to our customers. Any of these occurrences would negatively impact our net sales, business and operating results and could have a material adverse effect on our business, operating results and financial condition.

Our dependence on sole source suppliers exposes us to possible supply interruptions that could delay or prevent the manufacture of our systems.

Certain of the components used in our products are purchased from single sources. While we believe that most of these components are available from alternate sources, an interruption of these or other supplies could have a material adverse effect on our ability to manufacture some of our systems.

Some of our medical customers’ willingness to purchase our products depends on their ability to obtain reimbursement for medical procedures using our products and our revenues could suffer from changes in third-party coverage and reimbursement policies.

Our medical segment customers include doctors, clinics, hospitals and other health care providers whose willingness and ability to purchase our products depends in part upon their ability to obtain reimbursement for medical procedures using our products from third-party payers, including private insurance companies, and in the U.S. from health maintenance organizations, and federal, state and local government programs, including Medicare and Medicaid. Third-party payers are increasingly scrutinizing health care costs submitted for reimbursement and may deny coverage and reimbursement for the medical procedures made possible by our products. Failure by our customers to obtain adequate reimbursement from third-party payers for medical procedures that use our products or changes in third-party coverage and reimbursement policies could have a material adverse effect on our sales, results of operations and financial condition.

We have limited product liability insurance and if we are held liable in a products liability lawsuit for amounts in excess of our insurance coverage, we could be rendered insolvent.

There can be no assurance that we will not be named as a defendant in any litigation arising from the use of our products. Although we have our own product liability insurance policy with a limit of $4 million, should such litigation ensue and we are held liable for amounts in excess of such insurance coverage, we could be rendered insolvent. In addition, there can be no assurance that product liability insurance will continue to be available to us or that the premiums therefore will not become prohibitively expensive.

If our facilities were to experience a catastrophic loss, our operations would be seriously harmed.

Our facilities could be subject to a catastrophic loss such as fire, flood or earthquake. A substantial portion of our manufacturing activities and many other critical business operations are located near major earthquake faults in California, an area with a history of seismic events. Our corporate headquarters is also in a possible flood zone. Any such losses at our facilities could disrupt our operations, delay production, shipments and revenue and result in large expenses to repair or replace the facility. Any such loss could have a material adverse effect on our sales, results of operations and financial condition.

Any failure to meet our debt obligations could harm our business, financial condition and results of operations.

As of December 31, 2009, we had debt outstanding of $3,130,227 consisting of $1,338,001 in outstanding loans from institutional investors, $1,650,000 in bank notes, and $142,226 of notes for capital leases and auto loans. If our cash flow and capital resources are insufficient to fund our debt obligations, we may be forced to sell assets, seek additional equity or debt capital or restructure our debt. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness would likely harm our ability to incur additional indebtedness on acceptable terms. Our cash flow and capital resources may be insufficient to pay interest and principal on our debt in the future. If that should occur, our capital raising or debt restructuring measures may be unsuccessful or inadequate to meet our scheduled debt service obligations, which could cause us to default on our obligations and further impair our liquidity.

Risks Related to This Offering

We may experience volatility in our stock price, which could negatively affect your investment, and you may not be able to resell your shares at or above the offering price.

The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including: quarterly variations in operating results; changes in financial estimates by securities analysts; changes in market valuations of other similar companies; announcements by us or our competitors of new products or of significant technical innovations, contracts, acquisitions, strategic partnerships or joint ventures; additions or departures of key personnel; any deviations in net sales or in losses from levels expected by securities analysts; and future sales of common stock.

In addition, the stock market has recently experienced extreme volatility that has often been unrelated to the performance of particular companies. These market fluctuations may cause our stock price to fall regardless of our financial performance.

Because our securities trade on the OTC Bulletin Board, your ability to sell your shares in the secondary market may be limited.

The shares of our common stock have been listed and principally quoted on the Nasdaq OTC Bulletin Board under the trading symbol “OISI” since May 28, 1998. As a result, it may be more difficult for an investor to dispose of OIS’ securities or to obtain accurate quotations on their market value. Furthermore, the prices for OIS’ securities may be lower than might otherwise be obtained.

Moreover, because OIS’ securities currently trade on the OTC Bulletin Board, they are subject to the rules promulgated under the Securities Exchange Act of 1934, as amended, which impose additional sales practice requirements on broker-dealers that sell securities governed by these rules to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual individual income exceeding $200,000 or $300,000 jointly with their spouses). For such transactions, the broker-dealer must determine whether persons that are not established customers or accredited investors qualify under the rule for purchasing such securities and must receive that person’s written consent to the transaction prior to sale. Consequently, these rules may adversely affect the ability of purchasers to sell OIS’ securities and otherwise affect the trading market in OIS’ securities.

Because OIS’ shares are deemed “penny stocks,” you may have difficulty selling them in the secondary trading market.

The Securities and Exchange Commission has adopted regulations which generally define a “penny stock” to be any equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Additionally, if the equity security is not registered or authorized on a national securities exchange that makes certain reports available, the equity security may also constitute a “penny stock.” As OIS’ common stock falls within the definition of penny stock, these regulations require the delivery by the broker-dealer, prior to any transaction involving OIS’ common stock, of a risk disclosure schedule explaining the penny stock market and the risks associated with it. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for OIS’ common stock. The ability of broker-dealers to sell OIS’ common stock and the ability of shareholders to sell OIS’ common stock in the secondary market would be limited. As a result, the market liquidity for OIS’ common stock would be severely and adversely affected. OIS can provide no assurance that trading in OIS’ common stock will not be subject to these or other regulations in the future, which would negatively affect the market for OIS’ common stock.

OIS has additional securities available for issuance, including preferred stock, which if issued could adversely affect the rights of the holders of OIS’ common stock.

OIS’ articles of incorporation authorize the issuance of 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. The common stock and the preferred stock can generally be issued as determined by OIS’ board of directors without shareholder approval.

Any issuance of preferred stock could adversely affect the rights of the holders of common stock by, among other things, establishing preferential dividends, liquidation rights or voting powers. Accordingly, shareholders will be dependent upon the judgment of OIS’ management in connection with the future issuance and sale of shares of OIS’ common stock and preferred stock, in the event that buyers can be found therefor. Any future issuances of common stock or preferred stock would further dilute the percentage ownership of OIS held by the public shareholders. Furthermore, the issuance of preferred stock could be used to discourage or prevent efforts to acquire control of OIS through acquisition of shares of common stock.

Where You Can Find More Information About Us

We have filed with the Commission registration statements on Forms S-8, including exhibits and schedules, under the Securities Act with respect to the shares of our common stock to be sold in this offering. This prospectus does not contain all the information contained in the registration statement. For further information with respect to us and the shares that may be sold pursuant to the prospectus, we refer you to the registration statement and the exhibits and schedules attached to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those exhibits.

We are subject to the information and reporting requirements of the Exchange Act and file annual, quarterly, and current reports, proxy statements, and other information with the Commission. You may read and copy all or any portion of the registration statement or any reports, statements or other information that we file at the Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The registration statement can also be reviewed by accessing the Commission’s Internet site at http://www.sec.gov.

Incorporation of Certain Documents by Reference

The following documents, which have been filed by us with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this prospectus as of their respective dates:

•	our annual report on Form 10-K (File No. 001-11140) for the fiscal year ended December 31, 2009 filed with the Commission on March 29, 2010;

•	our current report on Form 8-K filed with the Commission on March 29, 2010; and

•
the description of our Common Stock contained in our Registration Statement on Form 8-A filed with the Commission on May 13, 1992, including any amendment or report filed for the purpose of updating such description.

All documents filed subsequent to the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

We will provide without charge to any person to whom this prospectus is delivered, upon written or oral request of such person, a copy of each document incorporated by reference in the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into this prospectus). Requests should be directed to Ariel Shenhar, Ophthalmic Imaging Systems, 221 Lathrop Way, Suite I, Sacramento, California 95815. Our telephone number is (916) 646-2020.

Use of Proceeds

The selling shareholders are selling all of the shares covered by this prospectus for their own account. Accordingly, we will not receive any of the proceeds from the resale of the shares. We will receive proceeds from the exercise of the options, which results in the issuance of the shares registered under this registration statement. We will use such net proceeds, if any, for general corporate purposes and working capital. We have agreed to bear the expenses relating to the registration of the shares, other than brokerage commissions and expenses, if any, which will be paid by the selling shareholders.

Selling Shareholders

This prospectus relates to shares of common stock that have been or will be acquired by the selling shareholders pursuant to the 2009 Plan.

Executive officers and directors, their family members, trusts for their benefit, or entities that they own that acquire common stock under the Plans may be added to the selling shareholders list below by a prospectus supplement filed with the Commission. The number of shares to be sold by any selling shareholder under this prospectus also may be increased or decreased by a prospectus supplement. Although a person’s name is included in the table below, neither that person nor we are making an admission that the named person is our “affiliate.”

The following table sets forth (i) the number of shares of our common stock beneficially owned by each selling shareholder at March 31, 2010, (ii) the number of shares of our common stock to be offered for resale by each selling shareholder (i.e. the number of shares underlying all stock options held by the selling shareholder, whether vested or unvested) and (iii) the number and percentage of shares of our common stock to be held by each selling shareholder after completion of the offering:

Unless otherwise specified, the address of each of the persons set forth below is c/o Ophthalmic Imaging Systems, 221 Lathrop Way, Suite I, Sacramento, California 95815.

						Shares of Common Stock Owned After the Offering
Name	Present Position with us	Shares Beneficially Owned Before the Offering (1)		Shares Offered Hereby (2)		Number	Percent
Gil Allon	Chie Executive Officer and Director	975,834		242,141	(3)	733,693	2.68%
Ariel Shenhar	Chief Financial Officer and Director	723,334		318,285	(4)	405,049	1.49%
Uri Ram	Director	10,000	(5)	30,000	(6)	-	*

     *        Less than 1%.

(1)
The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except that it includes all shares issuable upon exercise of options. They may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as, other securities as to which the individual has or shares voting or investment power. Beneficial ownership may be disclaimed as to certain of the securities.

(2)
Assumes (i) that all shares of common stock registered hereunder are sold, and (ii) total issued and outstanding shares of common stock of (A) 26,500,059, plus (B) for each selling shareholder, the number of shares of common stock registered hereunder.

(3)	Comprised of 242,141 shares of common stock issuable upon exercise of options granted under the 2009 Plan.
(4)	Includes 318,285 shares of common stock issuable upon exercise of options granted under the 2009 Plan.
(5)
Represents options to purchase 10,000 which have vested and are exerciseable and options to purchase 20,000 shares which vest in increments of 5,000 shares of common stock on each of September 13, 2010, March 13, 2011, September 13, 2011 and March 13, 2012.

(6)
Includes 30,000 shares of common stock issuable upon exercise of options granted under the 2009 Plan. Options to purchase 10,000 shares of common stock have vested.  The remaining options to purchase 20,000 shares of common stock vest according to the schedule indicated in footnote 5 above.

Plan of Distribution

The selling shareholder may, from time to time, sell any or all of his or her shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling shareholder. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholder and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders have advised us that they have acquired their securities in the ordinary course of business and they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling shareholder. If we are notified by any selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling shareholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling shareholders.

Legal Matters

The validity of the shares of common stock offered in this prospectus has been passed upon for us by Troutman Sanders LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174.

Experts

The consolidated financial statements of Ophthalmic Imaging Systems (“the Company”) appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 have been audited by Perry-Smith, LLP, an independent registered public accounting firm, as stated in their report appearing therein, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our bylaws provide that we will indemnify our officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been our directors or officers in accordance with Section 317 of the California Corporations Code. Our bylaws also permit us to maintain insurance on behalf of our officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not we have the power to indemnify such person against liability for any of those acts.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents heretofore filed by Ophthalmic Imaging Systems (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference: (1) the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009 filed with the Commission on March 29, 2010 and (2) the description of the Company’s Common Stock contained in the registrant’s Registration Statement on Form 8-A filed with the Commission on May 13, 1992.

All documents filed subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.    Description of Securities.

Not Applicable.

Item 5.     Interests of Named Experts and Counsel.

Not Applicable.

Item 6.   Indemnification of Directors and Officers.

Section 317 of the California Corporations Code (“Section 317”) states that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.  In addition, a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

With regard to a provision authorizing the indemnification of directors or agents in excess of that expressly permitted by Section 317, Section 204 of the California Corporations Code (“Section 204”) stipulates that (A) such a provision may not eliminate or limit the liability of directors or agents, among other things, (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director or agent believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director or agent, (iii) for any transaction from which a director or agent derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s or agent’s duty to the corporation or its shareholders in circumstances in which the director or agent was aware, or should have been aware, in the ordinary course of performing a director’s or agent’s duties, of a risk of serious injury to the corporation or its shareholders, or (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s or agent’s duty to the corporation or its shareholders, (B) no such provision shall eliminate or limit the liability of a director or agent for any act or omission occurring prior to the date when the provision becomes effective, and (C) no such provision shall eliminate or limit the liability of an officer for any act or omission as an officer, notwithstanding that the officer is also a director or agent or that his or her actions, if negligent or improper, have been ratified by the directors.

For purposes of Section 317, “agent” means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and “expenses” includes without limitation attorneys’ fees and any expenses of establishing a right to indemnification.

The Company’s Articles of Incorporation provides that the liability of the directors for monetary damages shall be eliminated to the fullest extent under California Law.  In addition, it provides that the Company is authorized to provide indemnification to agents (as defined in Section 317) for breach of duty to the Company and its shareholders through bylaw provisions or through agreements with agents, or both, in excess of the indemnification permitted by Section 317, subject to the limits on such excess indemnification set forth in Section 204.   The Bylaws of the Company provide that the Company may indemnify any director, officer, agent or employee as to those liabilities and those terms and conditions as are specified in Section 317, and that the Company shall have the right to purchase and maintain insurance on behalf of any such person whether or not the Company would have the power to indemnify such person against the liability insured against.

Item 7.     Exemption from Registration Claimed.

Not Applicable.

Item 8.   Exhibits.

Exhibit Number
5	Opinion and consent of Troutman Sanders LLP, counsel to the Company, as to the legality of the securities being offered.*
23.1	Consent of Perry-Smith LLP.*
23.2	Consent of Troutman Sanders LLP (contained in Exhibit 5).*
24	Power of Attorney (contained in the signature page to this registration statement).*
99.1	2009 Stock Option Plan.*
99.2	Form of Stock Option Agreement for the grant of stock to employees of Registrant under the Plans.*
99.3	Form of Stock Option Agreement for the grant of stock to non-employees of Registrant under the Plans.*

____________________
*Filed herewith

Item 9.   Undertakings.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sacramento, State of California, on April 2, 2010.

OPHTHALMIC IMAGING SYSTEMS
By:	/s/ Gil Allon
Name:	Gil Allon
Title:	Chief Executive Officer (Principal Executive Officer)

By:	/s/ Ariel Shenhar
Name:	Ariel Shenhar
Title:	Chief Financial Officer (Principal Accounting and Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gil Allon and Ariel Shenhar his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Gil Allon
Gil Allon	Chief Executive Officer and Director (Principal Executive Officer)	April 2, 2010
/s/ Ariel Shenhar
Ariel Shenhar	Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)	April 2, 2010
/s/ Uri Ram
Uri Ram	Director	April 2, 2010
/s/ Uri Geiger
Uri Geiger	Director	April 2, 2010
/s/ Menachem Inbar
Menachem Inbar	Director	April 2, 2010
/s/ Jonathan Philips
Jonathan Philips	Director	April 2, 2010
/s/ William Greer
William Greer	Director	April 2, 2010

/s/ Eric Maurincomme
Eric Maurincomme	Director	April 2, 2010

EXHIBIT INDEX

Exhibit Number
5	Opinion and consent of Troutman Sanders LLP, counsel to the Company, as to the legality of the securities being offered.*
23.1	Consent of Perry-Smith LLP.*
23.2	Consent of Troutman Sanders LLP (contained in Exhibit 5).*
24	Power of Attorney (contained in the signature page to this registration statement).*
99.1	2009 Stock Option Plan.*
99.2	Form of Stock Option Agreement for the grant of stock to employees of Registrant under the Plans.*
99.3	Form of Stock Option Agreement for the grant of stock to non-employees of Registrant under the Plans.*

_____________________
*Filed herewith